Exhibit 10.1
EXECUTION COPY
GUARANTEE OF
RESIDENTIAL CAPITAL, LLC
     Guarantee, dated as of April 18, 2008, by Residential Capital, LLC, a Delaware limited liability company (“Guarantor”), in favor of GMAC LLC, as lender pursuant to the Loan Agreement defined below (the “Guaranteed Party”).
     1. Unconditional Guarantee. To induce the Guaranteed Party to enter into a Loan and Security Agreement, dated as of April 18, 2008 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), with Guarantor’s affiliates Residential Funding Company, LLC (“RFC”), and GMAC Mortgage, LLC (“GMAC Mortgage” and together with RFC and including any surviving entity in the event of a merger, amalgamation or consolidation of the same, each, an “Obligor” and collectively, the “Obligors”), the Guarantor absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party and its successors and permitted assigns from the date hereof the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise), of all existing and future obligations of the Obligor to the Guaranteed Party arising pursuant to Loan Documents, in accordance with the terms, being collectively called the “Obligations”), when the same shall be required to be performed or observed under the Loan Documents (subject to any applicable grace period with respect to such Obligations set forth in the Loan Documents); and the Guarantor unconditionally and irrevocably agrees that it shall ensure an Obligor, the Guarantor or some other Person shall duly and punctually perform and observe each Obligation (provided that acceptance of any such other Person’s performance shall not constitute a novation of this Guarantee). It shall not be a condition to the obligation of the Guarantor hereunder to guarantee and ensure the performance or observance of any of the Obligations that the Guaranteed Party shall have first made any request of or demand upon or given any notice to the Guarantor or any other Person or have instituted any action or proceeding against the Guarantor or any other Person in respect thereof.
     2. DEFINITIONS. Capitalized terms used but not defined in this Guarantee shall have the meanings set forth in the Loan Agreement.
          “Requirements of Law”, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation (including the Investment Company Act of 1940, as amended) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     3. Nature of Guarantee. Guarantor’s obligations hereunder are unconditional and shall not be affected by the existence, validity, enforceability, perfection or extent of any collateral, the validity, regularity or enforceability of the Loan Documents, the absence of any action to enforce an Obligor’s obligations under any of the Loan Documents, any waiver or consent by an Obligor with respect to any provisions of the Loan Agreement or any other Loan Document or by any other circumstance relating to the Obligations that might otherwise constitute a legal or equitable discharge of or defense to this Guarantee (excluding the defense of payment or statute of limitations, neither of which is waived). This is a guarantee of payment and not a guarantee of collections, and Guarantor agrees that the Guaranteed Party may resort to Guarantor for performance of any of the Obligations owed to it whether or not the Guaranteed Party shall have resorted to any Collateral therefor or shall have proceeded against either Obligor principally or secondarily liable for any of the Obligations, including the Obligors, and whether or not the Guaranteed Party has pursued any other remedy available to it. The Guaranteed Party shall not be obligated to file any claim relating to the Obligations in the event that an Obligor becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect Guarantor’s obligations hereunder. In the event that any payment to the Guaranteed Party in respect of any Obligations owed to it is rescinded or must otherwise be returned for any reason whatsoever (other than by reason of any circumstance, other than bankruptcy or insolvency, that constitutes a legal or equitable defense available to an Obligor), Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made and the Guarantee shall be reinstated, if applicable. At any time and from time to time, upon the written request of the Guaranteed Party, and at the sole expense of Guarantor, Guarantor will furnish such information regarding the financial well-being of Guarantor as may be reasonably requested by the Guaranteed Party.
     4. Changes in Obligations, Collateral therefor and Agreements Relating Thereto; Waiver of Certain Notices. Guarantor agrees that the Guaranteed Party may at any time and from time to time, either before or after the maturity thereof, with notice to and consent of the Guarantor, extend the time of payment of, exchange or surrender any Collateral (except as permitted by the Loan Agreement) for, or renew any of the Obligations, and may also make any agreement with the Obligors for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party and the Obligors without in any way impairing or affecting this Guarantee. Guarantor authorizes the Guaranteed Party, without notice or demand and without affecting its liability hereunder, from time to time, to forbear, indulge or take other action or inaction in respect of this Guarantee or the Obligations, or to exercise or not exercise any right or remedy hereunder or otherwise with respect to the Obligations. Guarantor waives notice of the acceptance of this Guarantee and of the creation, renewal, extension or accrual of Obligations, presentment, demand for payment, non-payment, notice of dishonor and protest.
     5. Expenses. Guarantor agrees to pay on demand all fees and out of pocket expenses (including the reasonable fees and expenses of the Guaranteed Party’s counsel) in any way relating to the enforcement or protection of the rights of the Guaranteed Party hereunder; provided, that Guarantor shall not be liable for any expenses of the Guaranteed Party if no payment under this Guarantee is or was due.
     6. Subrogation. The Guarantor shall not exercise any rights which it may have or acquire by way of subrogation until all of the Obligations owed to it are paid in full to the Guaranteed Party. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Guaranteed Party and shall forthwith be paid to the Guaranteed Party to reduce the amount of outstanding Obligations, whether matured or unmatured. Subject to the foregoing, upon payment of any of the Obligations, Guarantor shall be subrogated to the rights of the Guaranteed Party against the Obligors with respect to such Obligations, and the Guaranteed Party agrees to take at Guarantor’s expense such steps as Guarantor may reasonably request to implement such subrogation.
     7. Taxes. All payments by the Guarantor hereunder will be made in full without set- off or counterclaim and free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or other charges, unless the withholding or deduction of such taxes or duties is required by law. In any such event, however, the Guarantor shall (a) promptly notify the Guaranteed Party, in writing, of such requirement, (b) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid to the Guaranteed Party pursuant to this paragraph), (c) promptly forward to the Guaranteed Party an official receipt (or a certified copy) evidencing such payment, and (d) pay to the Guaranteed Party such additional amounts as may be necessary in order that the net amount received by the Guaranteed Party after such withholding or deduction shall equal the full amounts of moneys which would have been received by the Guaranteed Party in the absence of such withholding or deduction. The Guarantor will pay all stamp, transfer, registration, documentation, or other similar taxes payable in connection with this Guarantee and will keep the Guaranteed Party indemnified against failure to pay the same.
     8. No Waiver; Cumulative Rights. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time. This Guarantee shall remain in full force and effect until the Obligations are paid in full. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified, and no consent with respect to any departure by the Guarantor from the terms hereof shall be effective, except as set forth in a written instrument executed by the Guarantor and the Guaranteed Party.
     9. Payments The Guarantor hereby guarantees that the Obligations will be paid to the Guaranteed Party without set off or counterclaim, in lawful currency of the United States of America at the offices of the Guaranteed Party specified by the Guaranteed Party for such payment. The obligations of the Guarantor hereunder shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency except to the extent to which such tender or recovery shall result in the effective receipt by the Guaranteed Party of the full amount of the currency or currencies owing under this Guarantee and the Guarantor shall indemnify the Guaranteed Party (as an alternative or additional cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of currency or currencies owning under this Guarantee and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due hereunder.

     11. Representations, Warranties and Covenants
          A. Guarantor hereby represents and warrants that:
               (a) Guarantor is an organization duly organized or formed, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business, and is in good standing in, every jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect (as defined below);
               (b) the execution, delivery and performance of this Guarantee have been and remain duly authorized by all necessary organizational action and do not contravene any provision of (i) Guarantor’s organizational documents, (ii) any law, rule or regulation, (iii) any contractual restriction binding on Guarantor or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting Guarantor or its property, except in the case of clauses (ii), (iii) or (iv) where such contravention would not reasonably be expected to have a Material Adverse Effect. This Guarantee has been duly authorized, executed and delivered by Guarantor;
               (c) all consents, licenses, clearances, authorizations and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution, delivery and performance of this Guarantee have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, except where the failure to so obtain such consents, licenses, clearances, authorizations and approvals, registration or declarations or to satisfy the conditions thereof would not reasonably be expected to have a Material Adverse Effect, and no other action by, and, except as contemplated herein, no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guarantee;
               (d) this Guarantee constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject to general principles of equity and applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;
               (e) Guarantor is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute;
               (f) no report, information or document prepared by the Obligors or Guarantor pursuant to this Guarantee, furnished or to be furnished by the Obligors or Guarantor to the Guaranteed Party in connection with this Guarantee, is or will be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the

Guaranteed Party, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any material misstatement of fact; and
               (g) there is no action, suit, proceeding, investigation, or arbitration pending or, to Guarantor’s knowledge, threatened against Guarantor which would reasonably be expected to result in the occurrence of a Material Adverse Effect.
          B. Guarantor covenants and agrees with the Guaranteed Party that, from and after the date hereof:
               (a) Guarantor will (i) preserve and maintain its legal existence, except as provided in paragraph (b) below, (ii) preserve and maintain all of its rights, privileges, licenses and franchises to the extent that a failure to do so would reasonably be expected to result in a Material Adverse Effect; (iii) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities and other Requirements of Law if failure to comply with such requirements would reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect; (iv) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; and (v) permit representatives of the Guaranteed Party, during normal business hours upon prior written notice at a mutually desirable time, to examine, copy and make extracts from its books, and records, to inspect any of its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Guaranteed Party;
               (b) Guarantor shall not liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets, the proceeds of which shall be used to pay any amounts then owing to the Guaranteed Party; provided, that Guarantor may merge or consolidate with (i) any wholly owned subsidiary of Guarantor, or (ii) any other Person if Guarantor is the surviving entity; provided further, that if after giving effect to such merger or consolidation, no default would exist hereunder;
               (c) Guarantor shall give notice to the Guaranteed Party promptly after Guarantor becomes aware of the occurrence of any default on the part of Guarantor under this Guarantee;
               (d) (i) So long as Guarantor is required to file reports with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Exchange Act, Guarantor shall deliver to the Guaranteed Party within five business days of the date that it files such reports with the Securities and Exchange Commission a copy of its Form 10-Q or Form 10-K, as the case may be, as filed with the Securities and Exchange Commission (but excluding any exhibits thereto); provided that, so long as such reports are available on a website maintained by or on behalf of the Securities and Exchange Commission, the failure of Guarantor to provide copies of such reports to the Guaranteed Party shall not be deemed a breach of this covenant or otherwise constitute a default under this Guarantee; and
               (ii) If Guarantor is not required to file reports with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Exchange Act, Guarantor shall deliver to the Guaranteed Party (a) as soon as available and in any event within forty-five (45) calendar days after the end of each of the first three quarters of each fiscal year of Guarantor, the unaudited balance sheets of Guarantor as at the end of such period and the related unaudited consolidated statements of income for Guarantor for the portion of the fiscal year through the end of such period, accompanied by a certificate of an officer of Guarantor, which certificate shall state that said financial statements fairly present in all material respects the financial condition and results of operations of Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments); and (b) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Guarantor, the balance sheets of Guarantor as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Guarantor for such year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be “acceptable to the Guaranteed Party in its sole discretion, shall have no “going concern” qualification and shall state that said financial statements fairly present the financial condition and results of operations of Guarantor as at the end of, and for, such fiscal year in accordance with GAAP.
          C. For purposes of this Guarantee, “Material Adverse Effect” means a material adverse effect on (i) the business, assets, operations, prospects or condition, financial or otherwise of Guarantor or (ii) the ability of Guarantor to perform any of its obligations under this Guarantee.
     13. [Reserved].
     14. Guarantee Events of Default
          A. If any of the following events shall occur and be continuing (each, a “Guarantee Event of Default”):
               (a) The Guarantor shall (i) fail to perform, or cause to be performed, any Obligation when due in accordance with the terms hereof and such failure shall continue unremedied for more than five Business Days after written notice thereof has been given to the Guarantor by the Guaranteed Party;
               (b) Any representation or warranty made or deemed made by the Guarantor herein or in any certified statement furnished by it in connection with this Guarantee or any Loan Document shall prove to have been incorrect on or as of the date made or deemed made or certified if the facts or circumstances incorrectly represented or certified result in a Material Adverse Effect;
               (c) The Guarantor shall default in the observance or performance of any other agreement in this Guarantee (other than as provided in paragraphs (a) and (b) of this Paragraph 11), and such default shall continue unremedied for a period of 30 days after written notice thereof shall have been given to the Guarantor by the Guaranteed Party;
               (d) [Reserved];
               (e) (i) The Guarantor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankruptcy or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Guarantor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Guarantor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof;
               (f) One or more judgments or decrees shall (i) be entered against the Guarantor, (ii) not have been vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days from the entry thereof and (iii) involve a liability (not paid or to the extent otherwise covered by insurance) of $150,000,000 or more in the aggregate, in the case of all such judgments and decrees; or
               (g) A Change of Control shall have occurred;
then, and in any such event, (A) if such event is a Guarantee Event of Default specified in clause (i) or (ii) of paragraph (e) above with respect to the Guarantor, automatically all outstanding Loans under the Loan Agreement shall immediately terminate and all amounts owing under the Loan Documents and this Guarantee shall immediately become due and payable, and (B) if such event is any other Guarantee Event of Default, either or both of the following actions may be taken: (i) the Guaranteed Party may, by notice to the Guarantor and the Obligors declare all outstanding Loans under the Loan Agreement to be terminated forthwith, whereupon such Loans shall immediately terminate; and (ii) the Guaranteed Party may, by notice to the Guarantor and the Obligors, declare all amounts owing under the Loan Documents and this Guarantee to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Paragraph 11, presentment, demand, protest and all other notices of any kind are hereby expressly waived.
          B. For purposes of this Guarantee, “Indebtedness” means at any date, the amount outstanding on such date under notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (including, without limitation, indebtedness for borrowed money evidenced by a loan account), and “Change of Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of membership interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Guarantor, which shall not have been approved by the Guaranteed Party (such approval not to be unreasonably withheld).
     16. Assignment. Neither Guarantor nor the Guaranteed Party may assign its rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of Guarantor or the Guaranteed Party, as the case may be; provided, however, that if a default of the Obligors or Guarantor has occurred and is continuing, the Guaranteed Party may assign all or a portion of its rights and obligations under this Guaranty to any Person, including an Affiliate of the Guaranteed Party. “Affiliate”, with respect to any Person, means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.
     17. Notices. All notices or demands on Guarantor or the Guaranteed Party shall be deemed effective when received, shall be in writing and shall be delivered by hand or by registered mail, or by facsimile transmission promptly confirmed by registered mail, addressed:

(a)	to Guarantor at:

Residential Capital, LLC
One Meridian Crossings
Minneapolis, MN 55423
Attention: Treasurer
Telephone: 952-857-7000
Facsimile: 952-857-7166

(b)	to the Guaranteed Party, at the address specified in Schedule 11.02 of the Loan Agreement;
or to such other address or facsimile number as Guarantor shall have notified the Guaranteed Party in a written notice delivered to the Guaranteed Party.
     18. Continuing Guarantee. This Guarantee shall remain in full force and effect and shall be binding on Guarantor, its successors and permitted assigns until all of the Obligations have been satisfied in full.
     19. Indemnification. Guarantor (the “Indemnifying Party”) agrees to hold the Guaranteed Party and each of its officers, directors and employees (each an “Indemnified Party”) harmless from and indemnify each Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind (including reasonable fees and expenses of counsel) that may be imposed on, incurred by or asserted against such Indemnified Party relating to or resulting from the Indemnifying Party’s negligence, bad faith, willful misconduct or material breach of its representations, warranties, covenants or obligations under this Guarantee.
     20. Governing Law. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof (other than section 5-1401 and 5-1402 of the New York General Obligations Law).
     21. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable, to the extent permitted by law, notwithstanding the unenforceability of any such other provision or agreement.
     22. WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTEE.
     23. JURISDICTION. GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, BOROUGH OF MANHATTAN, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE. GUARANTOR HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF THIS GUARANTEE.
     24. Miscellaneous. This Guarantee contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Guarantee supersedes all prior drafts and communications with respect thereto. The headings of paragraphs herein are inserted only for convenience and shall in no way define, describe or limit the scope or intent of any provision of this Guarantee. If any term or provision of this Guarantee shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Guarantee.

          IN WITNESS WHEREOF, this Guarantee has been duly executed and delivered by Guarantor to the Guaranteed Parties as of the date first above written.

RESIDENTIAL CAPITAL, LLC, as Guarantor
By:	/s/ William Casey
	Name:	William Casey
	Title:	Treasurer

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